Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on _________, 2021, by and between Qell Acquisition Corp, a Cayman Islands exempted company (“Qell”), Qell DutchCo B.V. (“Lilium Holdco”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the proposed business combination (the “Transaction”) between Qell, and Lilium GmbH (“Lilium”), pursuant to a business combination agreement to be entered into concurrently with this Subscription Agreement among Lilium, Lilium Holdco and the other parties thereto (the “Transaction Agreement”);

WHEREAS, in connection with the Transaction, Qell is seeking commitments from interested investors to purchase, upon closing of the Transaction, shares of Lilium Holdco’s Class A ordinary shares, with a nominal value of €0.12 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, Qell and Lilium Holdco are entering into separate subscription agreements in respect of subscription to the Shares (collectively, the “Other Subscription Agreements”) with certain investors (the “Other Investors”) with an aggregate purchase price of $450,000,000 (inclusive of the Subscription Amount) (the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, Qell and Lilium Holdco acknowledges and agrees as follows:

1.                  Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Lilium Holdco, and Lilium Holdco agrees to issue and sell to the Investor the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor understands that the subscribed Shares that will be issued pursuant to this Subscription Agreement will be Class A ordinary shares of Lilium Holdco, which will be a Netherlands public limited liability company (naamloze vennootschap) at Closing (as defined below).

2.                   Closing.

(a)                 [The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and be conditioned upon the prior or substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) Lilium Holdco to the Investor (the “Closing Notice”), that Lilium Holdco reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount three (3) business days prior to the expected Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified in the Closing Notice (the “Transfer Date”), to be held by Lilium Holdco or in escrow until the Closing Date; provided however, that an Investor may extend such Transfer Date upon prior written agreement between such Investor and Lilium Holdco. On the Closing Date, Lilium Holdco shall issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor on Lilium Holdco’s share register. Not later than one (1) business day after the Closing Date, Lilium Holdco shall deliver to the Investor a copy of the records of Lilium Holdco’s transfer agent or other evidence showing Investor as the owner of the Shares on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, London, England, U.K., Hong Kong Special Administrative Region of the People’s Republic of China, or China are authorized or required by law to close.

(b)                 In the event the Transaction Closing Date does not occur within two (2) business days after the Closing Date under this Subscription Agreement, Lilium Holdco shall promptly (but not later than two (2) business days thereafter) arrange for the Subscription Amount to returned to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 10 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing.

(c)                 Prior to or at the Closing, the Investor shall deliver to Lilium Holdco a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.]

In place of the above, the below will be included for mutual funds:

[The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), which date shall be no more than two (2) business days immediately prior to, and shall be conditioned upon the substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) Lilium Holdco to the Investor (the “Closing Notice”), that Lilium Holdco reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Transaction Closing Date that is not less than six (6) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver, subject to the conditions set forth in this Section 2 and Section 3, the Subscription Amount on the specified Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified in the Closing Notice. On the Closing Date and prior to the release of its Subscription Amount by the Investor, Lilium Holdco shall issue the Shares free and clear of any liens or other restrictions (other than those arising under applicable securities laws) against payment of the Subscription Amount to the Investor and cause the Shares to be registered in book entry form in the name of the Investor on Lilium Holdco’s share register and will provide to the Investor evidence of such issuance from Lilium Holdco’s transfer agent. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, London, England, U.K., Hong Kong Special Administrative Region of the People’s Republic of China, or China are authorized or required by law to close. Prior to or at the Closing, Investor shall deliver to Lilium Holdco a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Transaction Closing Date does not occur within two (2) business days after the Closing Date under this Subscription Agreement, Lilium Holdco shall promptly (but not later than one (1) business day thereafter) arrange for the Subscription Amount to be returned to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 10 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing, upon delivery of a new Closing Notice as set forth in this Section 2.]

3.                   Closing Conditions.

(a)                 The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions: (i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule, injunction or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the issuance and sale of the Shares under this Subscription Agreement; (ii) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall be scheduled to occur substantially concurrently with the Closing; and (iii) no amendment, modification or waiver of the Transaction Agreement shall have occurred that would reasonably be expected to materially and adversely impact the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement without having received the Investor’s prior written consent.

(b)                The obligation of the Investor to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the additional following conditions: (i) all representations and warranties of each of Lilium Holdco and Qell contained in this Subscription Agreement shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality, Material Adverse Effect (as defined below) or Qell Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, Material Adverse Effect or Qell Material Adverse Effect, which representations and warranties shall be true and correct in all respects); (ii) Lilium Holdco shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; (iii) no suspension of the qualification of the Shares for offering or sale in any jurisdiction shall have occurred, and the Shares acquired hereunder shall have been approved for listing on the Nasdaq (as defined below), subject to official notice of issuance; and (iv) there shall have been no amendment, waiver or modification to any Other Subscription Agreements that materially benefits such Other Investor thereunder unless the Investor has been offered the same benefits.

4.                  Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the subscription as contemplated by this Subscription Agreement.

5.                   Lilium Holdco Representations and Warranties. Lilium Holdco represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that:

(a)                  Lilium Holdco has been duly incorporated and is validly existing as a private limited company under the laws of the Netherlands (and will be converted to a Dutch public limited liability company (naamloze vennootschap) prior to Closing), with corporate power to own, lease and operate its properties and conduct its business and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)                 As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights, encumbrances or similar rights created under Lilium Holdco’s articles of association (as in effect at such time of issuance) or under the laws of the Netherlands.

(c)                  This Subscription Agreement has been duly authorized, executed and delivered by Lilium Holdco and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Lilium Holdco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)                  The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Shares hereunder, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Lilium Holdco or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Lilium Holdco or any of its subsidiaries is a party or by which Lilium Holdco or any of its subsidiaries is bound or to which any of the property or assets of Lilium Holdco is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Lilium Holdco and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of Lilium Holdco to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Lilium Holdco; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Lilium Holdco or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Lilium Holdco to comply in all material respects with its obligations under this Subscription Agreement.

(e)                Assuming the accuracy of the Investor’s representations and warranties set forth in Section 8 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares to the Investor.

(f)                 Neither Lilium Holdco nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(g)                Lilium Holdco is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents (as defined below).

(h)                Neither Lilium Holdco nor Qell has entered into any subscription agreement, side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in Lilium Holdco or Qell other than the Transaction Agreement, the Other Subscription Agreements and agreements with strategic investors that are currently in place with Lilium. The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(i)                  As of the date of this Subscription Agreement, the issued share capital of Lilium Holdco consists of 450,000 ordinary shares with a nominal value of EUR 0.10 each, and such share is duly authorized and validly issued, and is not subject to preemptive rights or encumbrances. As of the date of this Subscription Agreement, and immediately prior to Closing, except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the transactions contemplated thereby, there are no outstanding (i) shares, equity interests or voting securities of Lilium Holdco, (ii) securities of Lilium Holdco convertible into or exchangeable for shares or other equity interests or voting securities of Lilium Holdco, or (iii) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of Lilium Holdco to acquire from any individual, entity or other person, and no obligation of Lilium Holdco to issue, any shares or other equity interests or voting securities of Lilium Holdco (collectively, the “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date of this Subscription Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which Lilium Holdco is a party or by which it is bound relating to the voting of any securities of Lilium Holdco, other than as contemplated by the Transaction Agreement and the transactions contemplated thereby. There are no securities or instruments issued by or to which Lilium Holdco is party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder or under any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(j)                  Lilium Holdco is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, Lilium Holdco has not received any written communication from a governmental authority that alleges that Lilium Holdco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)                 Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Lilium Holdco, threatened against Lilium Holdco, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Lilium Holdco.

(l)                  Lilium Holdco is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Dutch court or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 14 of this Subscription Agreement; (iv) those required by the Nasdaq Stock Market LLC (“Nasdaq”), (v) those required to consummate the Transaction as provided under the Transaction Agreement, and (vi) those the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)                Upon consummation of the Transaction, it is intended that the Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be listed for trading on the Nasdaq, and the Shares will be approved for listing on Nasdaq, subject to official notice of issuance.

(n)                A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by Lilium Holdco on or prior to the Closing Date (the “SEC Documents”) is available to the undersigned via the SEC’s EDGAR system. As of their respective dates, all reports required to be filed by Lilium Holdco with the SEC complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to the information about Lilium Holdco’s affiliates contained in any SEC Document to be filed by Lilium Holdco the representation and warranty in this sentence is made to Lilium Holdco’s knowledge after reasonable investigation. The financial statements of Lilium Holdco included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Lilium Holdco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Lilium Holdco has timely filed each report, statement, schedule, prospectus, and registration statement that Lilium Holdco was required to file with the SEC since its inception. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents.

(o)                 Lilium Holdco is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Lilium Holdco, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Lilium Holdco is now a party or by which Lilium Holdco’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Lilium Holdco or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.                   Lilium Holdco acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares acquired hereunder may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Investor effecting a pledge of Shares shall not be required to provide Lilium Holdco with any notice thereof or otherwise make any delivery to Lilium Holdco pursuant to this Subscription Agreement. Lilium Holdco hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Investor; provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide Lilium Holdco with any notice thereof; provided, however, that neither Lilium Holdco or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock-up, the form of such acknowledgment to be subject to review and comment by Lilium Holdco in all respects.

7.                   Qell Representations and Warranties. Qell represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that:

(a)                 Qell is duly incorporated and validly existing as a corporation in good standing under the laws of the Cayman Islands, with corporate power to own, lease and operate its properties and conduct its business and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)                This Subscription Agreement has been duly authorized, executed and delivered by Qell and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Qell in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(c)                 The execution, delivery and performance of this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Qell or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Qell or any of its subsidiaries is a party or by which Qell or any of its subsidiaries is bound or to which any of the property or assets of Qell is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Qell and its subsidiaries, taken as a whole (a “Qell Material Adverse Effect”), or materially affect the legal authority of Qell to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Qell; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Qell or any of its properties that would reasonably be expected to have a Qell Material Adverse Effect.

(d)                A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by Qell on or prior to the Closing Date (the “Qell SEC Documents”) is available to the undersigned via the SEC’s EDGAR system. As of their respective dates, all reports required to be filed by Qell with the SEC complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. None of the Qell SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Qell included in the Qell SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Qell as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Qell has timely filed each report, statement, schedule, prospectus, and registration statement that Qell was required to file with the SEC since its inception. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the Qell SEC Documents.

(e)                 Qell is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Qell Material Adverse Effect. As of the date hereof, Qell has not received any written communication from a governmental authority that alleges that Qell is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Qell Material Adverse Effect.

(f)                  Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Qell Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Qell, threatened against Qell, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Qell.

(g)                 Qell is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Qell, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Qell is now a party or by which Qell’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Qell or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)                As of the date hereof, the issued and outstanding Class A ordinary shares of Qell are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq under the symbol “QELL” (it being understood that the trading symbol will be changed in connection with the Transaction). There is no suit, action, proceeding or investigation pending or, to the knowledge of Qell, threatened against Qell by Nasdaq or the SEC with respect to any intention by such entity to prohibit or terminate the listing of Qell’s Class A ordinary shares (or, when registered and issued in connection with the Transaction, the Shares) or to deregister Qell’s Class A ordinary shares (or, when registered and issued in connection with the Transaction, the Shares) under the Exchange Act. Qell has taken no action that is designed to terminate the registration of its Class A ordinary shares under the Exchange Act, other than in connection with the Transaction and subsequent registration under the Exchange Act of the Shares.

8.                   Investor Representations and Warranties. The Investor represents and warrants to Lilium Holdco, as of the date hereof and as of the Closing Date, that:

(a)                The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(b)                The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that Lilium Holdco is not required to register the Shares except as set forth in Section 9 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Lilium Holdco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)                 The Investor acknowledges and agrees that the Investor is purchasing the Shares from Lilium Holdco. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Qell, Lilium Holdco, Lilium, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Lilium Holdco and Qell expressly set forth in Section 5 and Section 7 respectively of this Subscription Agreement.

(d)                The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary to make an investment decision with respect to the Shares, including, with respect to Qell, Lilium Holdco, the Transaction and the business of Lilium and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed, or has an adequate opportunity to review, Qell’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e)                 The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Qell, Lilium Holdco, Lilium or a representative of Qell, Lilium Holdco (including the Placement Agents) or Lilium, and the Shares were offered to the Investor solely by direct contact between the Investor and Qell, Lilium Holdco, Lilium or a representative of Qell, Lilium Holdco or Lilium. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Qell, Lilium Holdco, Lilium, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Lilium Holdco and Qell contained in Section 5 and Section 7, respectively of this Subscription Agreement, in making its investment or decision to invest in Lilium Holdco.

(f)                  The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Qell’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither Qell, Lilium Holdco nor Lilium has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(g)                Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Lilium Holdco. The Investor acknowledges specifically that a possibility of total loss exists.

(h)                 Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of any of the Placement Agents or any of its respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning Qell, Lilium Holdco, Lilium, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares. Without limitation of the foregoing, the Investor hereby further acknowledges and agrees that (i) the Placement Agents are acting solely as placement agents in connection with the transactions contemplated hereby and are not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for the Investor, Qell, Lilium Holdco, Lilium or any other person or entity in connection with the transactions contemplated hereby, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby, (iii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning Qell, Lilium Holdco, Lilium and the transactions contemplated hereby, and (iv) no Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Investor), whether in contract, tort or otherwise, to the Investor or to any person claiming through the Investor, in respect of the PIPE Investment.

(i)                  The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j)                  The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, and has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k)                The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Lilium Holdco and Qell, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l)                  Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or, except to the extent disclosed by the Investor to Lilium Holdco, born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that it maintains policies and procedures reasonably designed to ensure the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m)                 If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) it has not relied on Qell, Lilium Holdco or any of their respective affiliates for investment advice or as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and it is not relying, and shall not rely on, any party to the Transaction to be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n)                The Investor agrees that, from the date of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any securities of Lilium Holdco prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of Lilium Holdco, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that for purposes of this Section 8(n) only, reference to “short sale” shall not include any short sale, options, puts, calls, hedging or similar arrangements if, at any point during the day the short sale, option, put, call or similar arrangement is entered into, the stock price for the Qell common shares is at or above $15 per share (which shall be permitted); provided further that the provisions of this Section 8(n) shall not apply to long sales (including sales of securities held by the Investor prior to the date of this Subscription Agreement and securities purchased by the Investor in the open market after the date of this Subscription Agreement). Notwithstanding the foregoing, nothing in this Section 8(n) (i) shall prohibit any entities under common management with the Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the transactions contemplated hereby from entering into any such transactions; and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 8(n) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares hereunder.

(o)                The Investor acknowledges that it has been advised by the Placement Agents (as defined below) that no disclosure or offering document has been prepared by J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. (the “Placement Agents”) or any of its affiliates in connection with the offer and sale of the Shares.

(p)                The Investor acknowledges that it has been advised by the Placement Agents that none of the Placement Agents, nor any of their affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to Qell, Lilium Holdco, Lilium or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Qell, Lilium Holdco or Lilium.

(q)                In connection with the issue and purchase of the Shares, none of the Placement Agent, nor any of its affiliates, has acted as the Investor’s financial advisor or fiduciary.

(r)                  When required to deliver payment pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(s)                 The Investor (for itself and for each account for which the Investor is acquiring the Shares) acknowledges that the Investor is aware that Citigroup Global Markets Inc. is acting as one of Qell’s placement agents and Citigroup Global Markets Inc. is acting as financial advisor to Lilium in connection with the Transaction.

9.                   Registration Rights.

(a)                 Lilium Holdco agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), Lilium Holdco will submit to or file with the SEC a registration statement for a shelf registration on Form F-1 or Form F-3 (if Lilium Holdco is then eligible to use a Form F-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement (the “Registrable Shares”) and Lilium Holdco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies Lilium Holdco that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date Lilium Holdco is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that if such Effectiveness Deadline falls on a Saturday, Sunday, or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided further, that Lilium Holdco’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Investor furnishing in writing to Lilium Holdco such information regarding Investor or its permitted assigns, the securities of Lilium Holdco held by Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Lilium Holdco to effect the registration of the Registrable Shares, and Investor shall execute such documents in connection with such registration as Lilium Holdco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Lilium Holdco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. In no event shall Investor be identified as a statutory underwriter in the Registration Statement unless specifically requested by the SEC in which case the Investor will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents Lilium Holdco from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares or otherwise, such Registration Statement shall register the resale of a number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and Lilium Holdco will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Shares that were not registered on the initial Registration Statement, as so amended. For as long as the Investor holds Shares, Lilium Holdco will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by Lilium Holdco to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Lilium Holdco of its obligations to file or effect the Registration Statement as set forth above in this Section 9.

(b)                In the case of the registration effected by Lilium Holdco pursuant to this Subscription Agreement, Lilium Holdco shall, upon reasonable request, inform the Investor as to the status of such registration. At its expense Lilium Holdco shall:

(i)                  except for such times as Lilium Holdco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Lilium Holdco determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Lilium Holdco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three (3) years from the date of effectiveness of the Registration Statement. The Investor agrees to disclose its ownership to Lilium Holdco upon request to assist it in making the determination described above. The period of time during which Lilium Holdco is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)                during the Registration Period, advise Investor, as expeditiously as possible (and within no later than three (3) business days):

(1)                when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)                after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)                of the receipt by Lilium Holdco of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)                subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Lilium Holdco shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding Lilium Holdco other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding Lilium Holdco;

(iii)              during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)              during the Registration Period, upon the occurrence of any event contemplated in Section 9(b)(ii)(4) above, except for such times as Lilium Holdco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Lilium Holdco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)               during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the shares of common stock issued by Lilium Holdco have been listed;

(vi)              during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii)             during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares.

(c)                 Notwithstanding anything to the contrary in this Subscription Agreement, Lilium Holdco shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or (ii) the negotiation or consummation of a transaction by Lilium Holdco or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Lilium Holdco’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by Lilium Holdco in the Registration Statement of material information that Lilium Holdco has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Lilium Holdco’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (each such circumstance, a “Suspension Event”); provided, however, that Lilium Holdco may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Lilium Holdco of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which Lilium Holdco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Lilium Holdco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Lilium Holdco unless otherwise required by law or subpoena. If so directed by Lilium Holdco, Investor will deliver to Lilium Holdco or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. The Investor may deliver written notice (an “Opt-Out Notice”) to Lilium Holdco requesting that Investor not receive notices from Lilium Holdco otherwise required by this Section 9(c); provided, however, that Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Investor (unless subsequently revoked), (i) Lilium Holdco shall not deliver any such notices to Investor and Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Investor’s intended use of an effective Registration Statement, Investor will notify Lilium Holdco in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 9(c)) and the related suspension period remains in effect, Lilium Holdco will so notify Investor, within one (1) business day of Investor’s notification to Lilium Holdco, by delivering to Investor a copy of such previous notice of Suspension Event, and thereafter will provide Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

(d)                  Indemnification.

(i)                Lilium Holdco agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, advisers and each person who controls Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Lilium Holdco by or on behalf of such Investor expressly for use therein.

(ii)                In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to Lilium Holdco in writing such information and affidavits as Lilium Holdco reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Lilium Holdco, its directors and officers and each person or entity who controls Lilium Holdco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any Other Investor or other selling stockholder named in the Registration Statement and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii)              Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)              The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)               If the indemnification provided under this Section 9(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 9 (d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                 Subject to receipt from the Investor by Lilium Holdco and its transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to Lilium Holdco and the Transfer Agent in connection therewith, and, if required by the Transfer Agent, an opinion of Lilium Holdco’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that Lilium Holdco remove any legend from the book entry position evidencing the Shares within two (2) business days of such request and receipt of such representations and other documentation reasonably acceptable to Lilium Holdco and the Transfer Agent, following the earliest of such time as the Shares (A) are subject to and are sold or transferred pursuant to an effective registration statement or (B) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for the Shares pursuant to the foregoing, Lilium Holdco shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for the Shares. Lilium Holdco shall be responsible for the fees of the Transfer Agent associated with such issuance.

10.                Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) November 15, 2021 if the closing of the Transaction has not occurred on or before such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Lilium Holdco shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 10, any monies paid by the Investor to Lilium Holdco in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

11.                Trust Account Waiver. The Investor acknowledges that Qell is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Qell and one or more businesses or assets. The Investor further acknowledges that, as described in Qell’s prospectus relating to its initial public offering dated September 11, 2020, as amended on September 25, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Qell’s assets consist of the cash proceeds of Qell’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Qell, its public shareholders and the underwriter of Qell’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Qell to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Qell entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, that nothing in this Section 11 shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of Class A common stock of Qell.

12.                Miscellaneous.

(a)                 Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned provided that the Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or to another investment fund or account managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof; provided that no such assignment shall relieve the Investor of its obligations hereunder.

(b)                Lilium Holdco may request from the Investor such additional information as Lilium Holdco may deem necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that Lilium Holdco agrees to keep any such information confidential, other than as (i) necessary to include in any Registration Statement, or (ii) may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that Lilium Holdco and/or Qell may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Lilium Holdco and/or Qell.

(c)                 The Investor acknowledges that Qell and Lilium Holdco will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in Section 8 this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Lilium Holdco if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein (i) are no longer accurate and (ii) are not expected to be accurate as of immediately prior to the Closing. The Investor acknowledges and agrees that the Placement Agents will rely on the representations and warranties of the Investor contained in Section 8 of this Subscription Agreement.

(d)                Qell, Lilium Holdco, the Placement Agents and the Investor are each irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)                 All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the applicable statute of limitations, or in accordance with their respective terms.

(f)                   This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 10 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)                This Subscription Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 9(d), Section 12(c) and Section 12(d) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)                Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)                  If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)                 This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)                The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)                  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(m)              EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION  12(m).

13.                Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Lilium Holdco and Qell expressly contained in Section 5 and Section 7, respectively, of this Subscription Agreement, in making its investment or decision to invest in Lilium Holdco. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the Transaction Agreement (other than Lilium Holdco and Qell), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Qell, Lilium Holdco, Lilium or any other party to the Transaction Agreement shall be liable to the Investor, or to any Other Investor, pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

14.                Press Releases. Qell or Lilium Holdco shall, on or prior to 9:00 a.m., New York City time, on the first business day following the date hereof, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, non-public information that Lilium Holdco or Qell has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of Lilium Holdco and Qell, the Investor shall not be in possession of any material, non-public information received from Lilium Holdco, Qell or any of their respective officers, directors, employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, relating to the transactions contemplated by this Subscription Agreement. All press releases or other public communications relating to the transactions contemplated hereby among Lilium Holdco, Qell and the Investor, and the method of the release for publication thereof, shall be subject to the prior written approval of (i) Lilium Holdco, and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor. The restriction in this Section 14 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

15.                Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Lilium Holdco to:

Qell Acquisition Corp
505 Montgomery Street, Suite 1100

San Francisco, CA 94111

Attention:      The Board of Directors

with copies to (which shall not constitute notice), to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210
Attention:     Jocelyn Arel

                       Joshua Klatzkin
Email:             Jarel@goodwinlaw.com

                       Jklatzkin@goodwinlaw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

16.                For the avoidance of doubt, all obligations of the Investor hereunder are separate and several from the obligations of any Other Investor. The decision of Investor to purchase the Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Lilium Holdco, Qell, Lilium, or any of their respective subsidiaries which may have been made or given by any Other Investor or investor or by any agent or employee of any Other Investor or investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or Other Investors pursuant hereto or thereto, shall be deemed to constitute Investor and Other Investor or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no Other Investor has acted as agent for Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Lilium Holdco in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Qell DutchCo B.V. and Qell Acquisition Corp have accepted this Subscription Agreement as of the date set forth below.

QELL DUTCHCO B.V.

By:
Name:
Title:

QELL ACQUISITION CORP

By:
Name:
Title:

Date:                         , 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

**OR*

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.